EXHIBIT 10.21
LOAN AGREEMENT

    THIS LOAN AGREEMENT ("Agreement") is entered into as of this 17th day of December, 2007 ("Effective Date"), by and between PALM FINANCE CORPORATION, a California corporation and Finance Lender ("Lender"), located at 233 Wilshire Blvd, Suite 200, Santa Monica, California 90401, and GONE TO HELL LIMITED, a company incorporated under the laws of England and Wales (registered number 6051246) ("Bon ower"), whose registered office is 30 Farringdon, London EC4A 411J, with a current office at 38 Hertford Street, London W1T 7SG, United Kingdom.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1           LOAN:

    a.           Lender has been induced by Borrower to make a loan in an aggregate amount not to exceed the principal amount of $4,000,000 (the "Loan") to Borrower exclusively for the purpose of paying certain production expenses in accordance with the Approved Budget and Approved Cash Flow Schedule, copies of which is attached hereto as Exhibit A, upon receipt of a signed, verified "Request for Funding" in the form attached hereto as Exhibit B, for the feature film currently entitled "Nine Miles Down" (the "Picture") including, without limitation, setting aside (i) $750,000 as an Interest Reserve, (ii) $400,000 as a Contingency Reserve to pay any bona fide direct production costs Budget line item overage which cannot be funded by a Budget underage, and (iii) a sufficient amount of money to pay Lender's legal fees and other direct costs as described in Sections 7 and 11 below, each of which shall be paid or held in accordance with this Agreement, Approved Budget and the Approved Cash Flow Schedule.

    b.    The following documents are referred to as the "Loan Documents":

          (i)           Agreement,

          (ii)           the Secured Promissory Note of even date herewith (the "Note"),

          (iii)           the Security Agreement of even date herewith (the "Security Agreement"),

          (iv)           the Mortgage of Copyright of even date herewith (the "Mortgage of Copyright"),

          (v)           the Charge and Deed (the "Charge") of even date herewith,

          (vi)           a Continuing Guaranty ("Guaranty") from each of the following entities: (A) Seven Arts Pictures, plc, a company in the United Kingdom (B) Seven Arts Production Services Limited, a company in. the United
          Kingdom (C) Seven Arts Filmed Entertainment Limited, a company in the United Kingdom, and (E) Seven Arts Pictures, Inc., a Nevada corporation (collectively the "Seven Arts Entities"),

          (vii)           all other documents and agreements executed by Borrower and any entities guarantying the Loan or in connection with the Loan,

          (viii)           a Laboratory Pledgeholder Agreement from each of the following entities: (A) Magyar Filmlabor, (B) Colorfront Post Production, and (C) Prime Focus London Limited ("Prime Focus"),

          (ix)           Subordination Agreements between Lender and each of the following entities: (A) Seven Arts Pictures, plc, (B) Silverback Productions, KFT, (C) Parallel Media, LLC, (D) VTR Media Investments Ltd.. (E) Seven Arts
           Pictures, Inc (F) Seven Arts Production Services Limited. (G) Seven Arts Filmed Entertainment Limited and (H) Globe Entertainment, Ltd ,

          (x)           an Agreement and Power of Attorney from Borrower and each of the Seven Arts Entities, and any other person or entity with a pecuniary interest in the Picture which impact Lender's rights, titles and other interests in the Picture,

          (xi)           a Collection AgretAttent and Direction to Pay Letters acceptable to Lender.

2.        CONDITIONS OF FUNDING: Lender's obligation to make each and every advance of the Loan shall be subject to the occurrence of each of the following conditions:

          a           Receipt by Lender of all original Loan Documents properly executed by each of the parties thereto in a form acceptable to Lender, including, but not limited to the following: (1) this Agreement, (2) the Note, (3) the Security Agreement, (4) the Mortgage of Copyright, (5) the Charge (6) the Guaranty (7) the Subordination Agreements (8) Laboratory Pledgeholder Agreements and (9) each Agreement and Power of Attorney..

          b.           Lender's receipt and approval of the Approved Budget and Approved Cash Flow Schedule for the Picture, as prepared and signed-off by Peter Hoffman and Betty Jane Rack. The Approved Budget includes sufficient monies to manufacture and create all of the deliverables, free and clear and of sufficient technical quality, to satisfy the requirements of the licensees to exploit the Picture_ The required deliverables and technical requirements are set forth in the delivery schedules attached to the licenses described on the Collateral Schedule, attached hereto as Exhibit C. The Approved Budget and Approved Cash Flow Schedule must provide sufficient time and money so that the Picture is 100% complete and ready for complete delivery to the licensees, as set forth on the Collateral Schedule, no later than December 31, 2008 ("Outside Completion Date").

          c.           Receipt by Lender of a current and accurate production cost report, cash flow statement, and trial balance indicating that (i) the Picture can be completed and delivered by the Outside Completion Date and for the amount of the Approved Budget and (ii) that, at the time of the first drawdown of the Loan, there is no foreseeable need to use any of the Contingency

          d.    Receipt by Lender of a Collateral Schedule including true, complete and accurate copies of fully executed licenses acceptable to Lender regarding the Picture which provide for the payment of a minimum guarantee of not less then 52,200,000 upon the delivery of the Picture to such licensees, and either Lender has received an amount equal to all deposits collected from such licensees in accordance with the Deposit Schedules attached hereto as Exhibit D or Borrower certifies that such deposits have been used to pay costs contained in the Budget.

          e.           Lender has received notice that Borrower and A-Mark Entertainment, LLC, a California limited liability company ("AME"), have entered into a Participation Agreement regarding the Picture.

          f.           Lender has received a Agreement and Power of Attorney or other form of agreement acceptable to Lender that would allow Lender to distribute the Picture through an "output" video agreement with Genius Products, Inc. and Anchor Bay Entertainment, Inc. and any other "output" video or other similar agreement that deal with the distribution of the Picture.

          g.           Borrower entering into an agreement with VTR Media Investments, Ltd ("VTR") in a form acceptable to Lender, pursuant to which VTR provides a credit of no less than $500,000 to pay for post production services at VTR facilities, with a first position security interest against the revenues derived from Japan, Taiwan and Korea, which shall be subordinated in all other respects to Lender in accordance with the Approved Budget and documentation satisfactory to Lender..

          h.           Borrower's receipt of a minimum of $1,000,000 from Parallel Media, LLC ("Parallel") which has been used exclusively to pay the direct costs of production of the Picture including a $50,000 producing fee to Parallel in accordance with the Approved Budget and documentation satisfactory to Lender evidencing the receipt by Borrower of those amounts and the expenditure of same

          i.           Receipt by Lender of a British Film Certificate indicating approval of the Picture as a UK — Hungarian Co-Production and qualification of the Picture for film tax relief under Chapter 3 of Part 3 of the Finance Act of 2006 in an amount of not less than $900,000.

          j.           Receipt by Lender of certificates of insurance naming Lender as a "Loss Payee"and "Named Insured" in a form satisfactory to Lender.

          k.           Receipt by Lender of a Collection Agreement and Letters of Direction of Payment directing payments of monies received from the exploitation of the Picture in forms acceptable to Lender.

          l.           There has been no Event of Default.

          m.           Receipt by Lender of a Distribution Agreement between Borrower', Silverback Productions, KIT, and Seven Arts Pictures, plc, in a form acceptable to Lender, which shall, among other matters, prohibit Seven Arts Pictures, plc, from licensing the Picture for an amount payable upon delivery that is not within 95% of Seven Arts' expected revenue for such territory as set forth in the schedules provided by Seven Arts Pictures, plc to Lender, without Lender's prior written consent.

          n.           Receipt by Lender of documentation indicating that the Picture will qualify for a 20% rebate on the "Qualifying Expenditure" in Hungary and that Silverback Productions, ICE T will take all appropriate acts to obtain not less than $1.2M of rebate, which monies will be used by Silverback Productions, KFT solely and exclusively to pay costs set forth in the Approved Budget.

3.           REPAYMENT. All amounts owed by Borrower pursuant to the Note and this Agreement ("Obligation") are repayable on or before the Repayment Date, as defined below, in United States Dollars by cashiers check made payable to Lender or as otherwise reasonably directed by Lender.

          a.    All monies received by Borrower and/or Guarantors from the production of the Picture and/or the exploitation of any rights, titles and/or interests in and to the Picture shall be paid to Lender, until the fill] amount of the Obligation has been paid in full.

          b.           The Obligation shall be repaid without notice, request, and/or demand within eighteen (18) months from the Effective Date ("Repayment Date")•

          c.           Without limiting Lender's right to receive payment any time on the Repayment Date, any time prior to the Repayment Date, Lender shall have the unconditional and irrevocable right to demand full or partial repayment upon the occurrence of any of the following events ("Events of Default"):

                i.           Any of Borrower's or Guarantors' tights, titles, and interests in the Picture lapse;

                ii.           Borrower has insufficient monies to complete and deliver the Picture by the Outside Completion Date and/or the cost to complete the Picture on or before the Outside Completion Date exceeds the Approved
                Budget plus Contingency and/or Borrower are unable to fund the amounts in excess of the Approved Budget and Contingency;

                iii.    Borrower or Guarantors sell, assign, convey, encumber, hypothecate, or otherwise transfer or alienate any of the collateral described in this Agreement, the Security Agreement or the Mortgage of
                Copyright.

                iv           Borrower or any Guarantor ceases to carry on its business or is wound up or dissolved for any reason;

                v.           Borrower or any Guarantor is unable to pay its debts within the meaning of the applicable bankruptcy laws or files (or is subject to an involuntary filing) any sort of petition for bankruptcy relief;

                vi.    Borrower or any Guarantor suspends payments of its debts or commences negotiations for the readjustment or rescheduling of its debts;

                vii.           Borrower or any Guarantor breaches any agreement, or fails to fulfill any obligation, contained in this Agreement, the Note, any other Loan Document and/or the Participation Agreement;

                viii.           Borrower or the Guarantors fail to make any payment due to Lender pursuant to any of the Loan Documents;

                ix.           The placement of any of the tangible personal property embodying any visual or audio aspects of the Picture, such as film negatives and soundtracks ("Physical Film Elements") in any laboratory that is not approved by Lender or which has not signed a Laboratory Pledgeholder Agreement that has been approved by Lender ;

                x.           Borrower fails to produce the Picture in conformance with the Approved Budget;

                xi.           Borrower giving Lender false or misleading information or representations or not disclosing any material facts that might be relevant to Lender;

                xii.          Any of the licensees on the Collateral Schedule (1) reject their license, (2) give any notice or indication of their intent to default or not accept delivery of the Picture or remit a payment when due, (3) fail to make a payment when due under such licensees agreement regarding the applicable Picture, (4) make a payment that is not remitted to the Lender, and/or (5) are in material default of their respective agreements including, without limitation, failing to except delivery.

          d.    Upon the occurrence of any Event of Default, the following consequences shall occur:

                i.    Lender may terminate making any further advances under this Agreement.

                ii.           Lender may immediately commence enforcement of the Loan, including by foreclosing on the Mortgage of Copyright and Security Agreement and Charge, and Lender may exercise all of the rights and remedies of a secured creditor under applicable law..

                iii.           Lender shall have the right, but not the obligation, to "take-over" complete control of the production of the Picture, as such terminology is commonly used by completion bond companies in the motion picture industry, as the agent of the Borrower.

                iv.           The Loan shall bear interest at the default rate of 18% per annum in accordance with Section 4(b) of this Agreement

                v.           Lender shall be entitled to the appointment of a receiver to take immediate possession of the Collateral.

                vi           Lender shall have the right to apply any cash or deposits held by Production Company against the Loan

4..           INTEREST PAYMENTS:

a.           As compensation to Lender for extending the Loan, Lender will be entitled to interest on the outstanding principal balance of the Loan at the rate of fifteen percent (15%) per annum ("Interest Rate"). Interest shall be calculated for the exact number of days that any principal amount remains unpaid commencing on the date the amount is advanced directly to or on behalf of the I3onower. All payments shall be applied first to interest when due, then to principal.

b.           In the event payment is not received when due and/or all of the interest has not been paid on or before the Repayment Date, the Loan shall be in default, and in addition to Lender's right to receive an amount equal to the outstanding balance of the Loan, Lender shall be entitled to the following:

       i.    Compounded interest on all amounts owed pursuant to the Loan Documents at an annual interest rate equal to 18% per annum. Interest shall accrue daily, and shall be added to all other amounts owed pursuant to the Loan
       Documents, commencing on the Repayment Date and continuing until the date of repayment in full;

       ii.           All costs of collection, including, without limitation, all reasonable legal fees and expenses; and

       iii.    In calculating the amounts of interest owed, all payments and amounts received shall be applied first to legal costs of collection, including attorney fees, then to outstanding interest, and then to the remaining Obligation.

5           INTEREST RESERVE ACCOUNT At the time of the first advance made pursuant to this Agreement, Lender shall establish an interest reserve in the amount of $750,000 of the principal amount of the Loan, which amount shall be allocated and used exclusively for the payment of interest to Lender or to reimburse Lender (or its designee) for any direct expenses incurred in connection with the Picture ("Interest Reserve") On the first business day of each calendar month until the Interest Reserve is completely utilized, an amount equal to the accrued interest through that date shall be paid from the Interest Reserve to Lender, which amounts shall be treated as advances and added to the outstanding principal balance owed by Borrower to Lender.

6           CONTINGENCY RESERVE. At the time of the first advance made pursuant to this Agreement, Lender shall establish an contingency reserve of $400,000 of the principal amount of the Loan, which amount is to be used exclusively for the payment of bona fide and required direct production costs which are in excess of the amount set forth in the applicable line item in the Approved Budget and which cannot be funded by a Budget underage ("Contingency Reserve").. The payment of any such costs shall be treated as advances and added to the outstanding principal balance owed by Borrower to Lender.

7.           REIMBURSEMENT TO AME EXPENSES. Borrower acknowledges that pursuant to the Participation Agreement with AME, of even date herewith, that AME is entitled to receive reimbursement for all direct expenses incurred by AME related to the Picture up to the amount of $50,000, Borrower hereby authorizes Lender to pay from loan proceeds such amounts owed to AME pursuant to the Participation Agreement upon receipt of a letter of direction that such a payment be made from an authorized representative AME, with a copy to Borrower and that any such amount paid shall be added to the principal balance of the Loan, It is understood that Steven C. Markoff and Harmon Kaslow are authorized representatives of AME_

8.           SECURITY INTEREST

    a           To secure the Obligation and all other amounts that may become owed to Lender pursuant to this Agreement, Lender shall receive the Security Agreement, the Charge and the Mortgage of Copyright to secure repayment the Obligation. 'The property in which the Lender shall receive a security interest to secure performance of the Obligation shall be collectively referred to herein as the "Collateral." The Collateral shall be released upon payment in full of' all amounts of the Obligations

    b.           The Mortgage of Copyright may be filed with the U.S. Copyright Office, and the Charge may be filed with the Companies House in the United Kingdom.. Lender shall also be allowed to immediately file any other documents, including a UCC-1 or any other documents at any other location deemed appropriate by Lender.

    c.           Until the Obligation is fay and finally repaid, Borrower shall not sell, assign, convey, encumber, hypothecate or otherwise transfer or alienate any of the Collateral, nor suffer, permit or authorize any person to file or record any Mortgage of Copyright, Charge, UCC-1 Financing Statement, or other public record purporting to create, perfect or give notice of any right, title, claim or interest of any such person in and to any of the Collateral. This agreement by Borrower is ffindamental to Lender's agreement to extend the Loan.

    d.           In the event Borrower files any copyright applications, are awarded any copyrights, or otherwise acquire any right, title or interest in or to any copyright covering or relating to the Collateral or any element thereof, Borrower shall notify Lender of that fact within ten (10) days thereafter, and shall execute and deliver any and all mortgages of copyright requested by Lender as to perfect and provide public notice to third parties of Lender's security interest in such copyright(s).

    e.           Except as Lender may otherwise agree in writing, Borrower wan ants that Lender shall be in a first secured priority position on all Collateral.

9.           THIRD PARTY GUARANTY In an Event of a Default, and without waiving any other rights or remedies, Lender shall have the right to repayment of the Obligation pursuant to Guaranties from the Seven Arts Entities ("Guarantors"), which provides in part for repayment of all amounts owed pursuant to the Loan Documents.

10.   ADDITIONAL COLLATERAL AND PAYMENT OF PROCEEDS In addition to the Collateral described above, Borrower shall cause the Seven Arts Entities and any entity in which a Seven Arts Entity may have an interest, to grant a security interest, charge and mortgage of copyright in forms of agreements acceptable to Lender in all monies and proceeds to which any of those entities may have an interest derived from the motion pictures currently entitled "American Summer" and "Autopsy" as additional collateral seeming payment of the Obligation and further providing that those entities will pay all amounts received from those motion pictures by any of the Seven Arts Entities or any entity in which a Seven Arts Entity has an interest to Lender until the Obligation has been paid in full.

11.     ATTORNEY FEES AND ADDITIONAL COSTS. On the Effective Date, and as a draw against the Loan, Borrower agrees that Lender will thaw against the Loan the actual amount of Lender's attorney fees for the preparation of all of the Loan Documents, up to $15,000, and all costs (including legal costs) relating to the filing of the Charge and any UCC-1 financing statements and the recording and registration of the Mortgage of Copyright. Borrower shall pay all reasonable attorney fees and costs incurred by Lender in connection with any collection efforts by Lender including, without limitation, legal fees and costs. Borrower agrees to pay all wire transfer charges including, without limitation, wire transfer charges incurred by Lender in making the Loan and wire transfer charges incurred by Borrower in repaying the Obligation. Lender shall have no obligation, liability or responsibility to any broker, finder and/or person claiming any sort of right or interest in receiving remuneration in connection with this transaction. In the event of litigation, the prevailing party shall be entitled to reasonable attorneys' fees and costs..

12.     BENEFIT OF AGREEMENT:

    a.           Lender may assign or transfer all or any part of its rights and benefits under this Agreement without the consent of Borrower

    b.           Borrower may not assign any part of its rights and benefits under this Agreement without the prior written consent of Lender, which consent shall be in the sole and absolute discretion of Lender

13.           NOTICE: All notices which either party is required or may desire to give the other under the Agreement shall be in writing and shall be given by one or more of the following: personal or overnight delivery, facsimile transmission and/or by registered or certified post mail (postage prepaid) to the appropriate party.. All notices to Borrower shall be made to the attention of either Gone to Hell Limited, 38 Hertford Street, London WI T 7SG, United Kingdom, Attn: Kate Hoffman and/or Gone to Hell Limited, c/o Seven Arts Pictures, 6310 San Vicente Blvd., Suite 510, Los Angeles, CA 90048, Attn: Peter Hoffman, fax number: (323) 634-1061. All notices to Lender shall be made to: Palm Finance Corporation, 233 Wilshire Blvd , Suite 200, Santa Monica, California, 90401, Attn: Steven .a Markoff, with copies to A-Mark Entertainment, LLC, 9595 Wilshire Blvd., Penthouse - 1000, Beverly Hills, California 90212, Attn: Harmon Kaslow, fax no. (310) 656-8715 and to Hawley Troxell Ennis & Hawley LLP, 877 Main Street, Suite 1000, Boise, Idaho 83701, Fax No (208) 342-3829, Attn: John F. Kurtz, In, or such other addresses as requested by AME in writing. Any party may change where it would like to receive notice by giving written notice to the other parties. Notice will be deemed received as follows: for personal service, upon delivery to the addressed entity; for overnight delivery, the date of receipt as indicated by the overnight carrier; by facsimile, on the business day following the day of transmission; and by mail service, five business days after deposit with the government operating postal service.

14.     APPLICABLE LAW AND SEVERABILITY: This Agreement shall in all respects be governed by and construed in accordance with the laws of California applicable to agreements executed and to be wholly performed within California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail and the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of law..

15..           VENUE AND JURBDICTION: Borrower hereby agrees (i) that any litigation, action or proceeding arising out of or relating to this Agreement may only be instituted in any state or federal court located in Los Angeles County in the State of California, (ii) that Borrower waives all objections which it might have now or hereafter have with regard to the venue of any such tribunal, (iii) that Borrower irrevocably and unconditionally submits to the jurisdiction and venue of any such court, and (iv) that Borrower hereby waives any claim or defense of inconvenient forum. TAE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY F ANY CAUSE OF ACTION WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS OR ANY OTHER LOAN DOCUMENT NOW OR IIEREAVIER ENTERED INTO BETWEEN THE PARTIES UNDER CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

16           AUTHORIZATION: Borrower hereby represents and warrants that the persons signing the Loan Documents are duly authorized representatives of each such entity, have the corporate authority to bind such entity, that such entity is in good standing in the jurisdictions in which such entity is required to be qualified, that such entity has the power and authority to own its properties and to transact the business in which it is engaged in all places at which it engages in business; that such entity has taken all actions required to be taken in connection herewith; that entering into the Loan Documents does not and will not conflict with any other obligations of Borrower; and that upon execution of this Agreement by the undersigned, this Agreement will constitute a legal, valid and binding obligation of such entity and will be enforceable against such entity as set forth herein..

17.    PROTECTION OF COLLATERAL. So long as Borrower owes Lender any amount pursuant to this Agreement, Borrower shall not enter into any agreement relating to the Collateral without first obtaining the permission of Lender

18.           POWER OF ATTORNEY.. Borrower. hereby irrevocably appoints Lender as its true and lawful attorney-in-fact with full and. irrevocable power of attorney on behalf of Borrower, to execute any and all documents (including the endorsement of checks), any additional registrations of copyright or to take any actions reasonably necessary in Lenders good-faith sole discretion to enforce any of the provisions of this Agreement or' any of the other Loan Documents, including its rights to the Collateral..

19.           RIGHT TO INSPECT Borrower' shall maintain complete and accurate books and records relating to the Collateral, and Lender shall have the unlimited right to inspect and copy such books and records, including access to all computer hardware or software necessary to inspect airy books and records kept on computers. Lender shall also have the right to inspect any of the Collateral at any time Upon request of Lender, Borrower shall furnish Lender with any information as Lender may request from time to time Borrower shall supply Lender with copies of all production reports (e.g., budget, shooting schedules, and cost to complete) for the Picture. Lender shall have the right to visit the set and talk to production personnel regarding the progress of the Picture

20.     LENDER'S RIGHT TO OBSERVE PRODUCTION Lender shall have the right to have its representatives visit the location of filming, post production and any other location at which any production related activity is conducted to observe the production of the Picture..

20.     MISCELLANEOUS.

    a           This Agreement with the documents, instruments and agreements referred to herein embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof; and

    b.           No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any agreement referred to herein shall impair any right, power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies or an acquiescence in any breach or default under this Agreement or any agreement referred to herein nor shall any waiver of any breach or default of Borrower hereunder be deeded a waiver of any default or breach subsequently occurring The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Lender would otherwise have, at law or in equity.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above

"BORROWER"

GONE TO HELL LIMITED acting by two
director/a director and its secretary

By:____/s/ Peter Hoffman_____________    By:____/s/ Kate Hoffman________

Name: Peter Hoffman              Name: Kate Hoffman
Director:                       Sale Director

"LENDER"

PALM FINANCE CORPORATION

By:_________________________________
Name:
Title:

LIST OF EXHIBITS

1.    Exhibit A — Approved Budget and Approved Cash Flow Schedule

2.    Exhibit B --- Form of Request for Funding

3.    Exhibit C — Collateral Schedule

4.    Exhibit D — Deposits Schedule